                                                                     Exhibit 3.5


                          CERTIFICATE OF INCORPORATION

                                       OF

                                   EAC I INC.


                                    ARTICLE I

                  The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                                   EAC I Inc.


                                   ARTICLE II

                  The name and address of the Corporation's registered office in the State of Delaware is c/o RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, City of Wilmington, County of New Castle, Delaware 19801. The name and address of the registered agent for service of process on the Corporation in the State of Delaware is RL&F Service Corp., One Rodney Square, l0th Floor, Tenth and King Streets, City of Wilmington, County of New Castle, Delaware 19901.


                                   ARTICLE III

                  The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

                  The total number of shares of stock that the Corporation shall have authority to issue in 1000 shares of Common Stock, par value of $0.01 per share.


                                    ARTICLE V

                  The name and mailing address of the incorporator is Michael B. Kaplan, 825 8th Avenue, 45th Floor, New York, New York, 10019.

                                   ARTICLE VI

                  In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.


                                   ARTICLE VII

                  Unless and except to the extent that the By-laws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.


                                  ARTICLE VIII

                  To the fullest extent permitted from time to time by law, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.


                                   ARTICLE IX

                  The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

                  IN WITNESS WHEREOF, I, Michael B. Kaplan, the Sole Incorporator of EAC I Inc., have executed this Certificate of incorporation this 12 day of May, 1999, and DO HEREBY CERTIFY under the penalties of perjury that this instrument is my act and deed and that the facts stated herein are true.


                                                        ______________________
                                                        Michael B. Kaplan
                                                        Incorporator

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                            JLC LEARNING CORPORATION

                                  WITH AND INTO

                                   EAC I INC.


                  --------------------------------------------
                            Pursuant to Section 253
                            of the Delaware General
                                Corporation Law
                  --------------------------------------------


                  Pursuant to Section 253 of the Delaware General Corporation Law, EAC I Inc., a Delaware corporation ("EAC I"), hereby certifies that the resolutions of the Board of Directors of EAC I attached hereto as Exhibit A were duly adopted by unanimous written consent as of July 14, 1999, in connection with the merger of JLC Learning Corporation, an Illinois corporation ("JLC"), with and into EAC I.

                  IN WITNESS WHEREOF, EAC I has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer as of July 14, 1999.


                                  EAC I INC.

                                       by

                                             ____________________________
                                             Name:
                                             Title:

                                                                  TO CERTIFICATE
                                                         OF OWNERSHIP AND MERGER


WHEREAS EAC I Inc. ("EAC") owns all the outstanding shares of each class of capital stock of JLC Learning Corporation, an Illinois corporation ("JLC"), consisting of the Class A Common Stock, par value $.001 per share (the
"JLC Common Stock"), the Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred"), and the Class B Preferred Stock, par value $0.01 per share (together with the Class A Preferred, the "JLC Preferred Stock"), and desires to merge JLC with and into EAC I (the "Merger");

NOW, THEREFORE, BE IT RESOLVED, that JLC be merged into EAC I, pursuant to and in accordance with Section 253 of the Delaware General Corporation Law and
Section 11.30 of the Illinois Business Corporation Act of 1983 and the proper officers of EAC I be, and each of them hereby is, authorized in the name and on behalf of EAC I to take any and all actions they deem necessary or advisable in connection therewith;

RESOLVED that EAC I shall be the surviving corporation in the Merger (the "Surviving Corporation") and the name of the Surviving Corporation shall be "JLC Learning Corporation";

RESOLVED that the plan of merger, including the terms of the Merger, is as set forth below:

                  (a) the Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law and Section 11.50 of the Illinois Business Corporation Act of 1983 and shall become effective at the later of such time as the Certificate of Merger (defined below) is duly filed with the Secretary of State of the Commonwealth of Delaware and such time as the Secretary of State of the State of Illinois may issue a certificate of merger with respect to the Merger (the time the Merger becomes effective being the "Effective Time");

                  (b) the Certificate of Incorporation of EAC I, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law;

                  (c) the By-laws of EAC I, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law;

                  (d) the directors of EAC I immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be;

                  (e) the officers of JLC immediately prior to the Effective Time shall be the officers of Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be; and

                  (f) at the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of JLC Common Stock, JLC Preferred Stock or any shares of capital stock of EAC I:

                           (i) each issued and outstanding share of capital
                  stock of EAC I shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and

                           (ii) each share of JLC Common Stock and JLC Preferred
                  Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

RESOLVED that the form and terms of the Articles of Merger, dated as of July 14, 1999 (the "Articles of Merger"), substantially in the form presented to the Board of Directors are hereby approved;

RESOLVED that the form and terms of the Certificate of Merger, dated as of July 14, 1999 (the "Certificate of Merger"), substantially in the form presented to the Board of Directors are hereby approved;

RESOLVED that the 30 day period specified in Section 11.30(b) of the Illinois Business Corporation Act of 1983 is hereby waived;

RESOLVED that the proper officers of EAC I be, and each of them hereby is, authorized, in the name and on behalf of EAC I, to execute and file the Certificate of Merger with the Secretary of State of the Commonwealth of Delaware and to execute and file the Articles of Merger with the Secretary of State of the State of Illinois, in each case in such form as the officer or officers executing the same shall approve, the signature of such officer or officers thereon to be conclusive evidence of the approval thereof; and

RESOLVED that any and all actions heretofore or hereafter taken by the proper officers of EAC I relating to and within the terms of this resolution are hereby ratified and confirmed as the acts and deeds of EAC I.

                            CERTIFICATE OF AMENDMENT

                                     to the

                          CERTIFICATE OF INCORPORATION

                                       of

                            JLC LEARNING CORPORATION


                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                  JLC Learning Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"),

                  DOES HEREBY CERTIFY AS FOLLOWS:

                  FIRST. That the Board of Directors of the Corporation by unanimous written consent duly executed in accordance with Section 141(f) of the General Corporation Law of the State of Delaware has duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and declaring that it is advisable that the stockholders of the Corporation adopt resolutions approving such amendment. Pursuant to the proposed amendment, ARTICLE I of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

                                   "ARTICLE I

                  The name of the corporation (the "Corporation") is "Compass Learning Corporation."

                  SECOND. That thereafter the foregoing amendment was approved by a majority of the stockholders of the Corporation.

                  THIRD. That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

                  IN WITNESS WHEREOF, this Certificate of Amendment has been made under the seal of the Corporation and has been signed by the undersigned,
Charles L. Laurey, Secretary of the Corporation, this day       of     .


                                                     /s/ Charles L. Laurey
                                                     --------------------------
                                                     Name:  Charles L. Laurey
                                                     Title:  Secretary

                   WRITTEN CONSENT OF THE SOLE STOCKHOLDER OF
                            JLC Learning Corporation


                         PURSUANT TO SECTION 228 OF THE
                        DELAWARE GENERAL CORPORATION LAW

                  The undersigned, being the holder of all of the issued and outstanding shares of the Common Stock of the Corporation, hereby approves and adopts the following resolution by written consent pursuant to Section 228 of the Delaware General Corporation Law:

                  RESOLVED, that the corporate name of the Corporation be changed from "JLC Learning Corporation" to "Compass Learning Corporation" and that Article I of the Certificate of Incorporation of the Corporation be amended to reflect such change in corporate name.

                  IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of


                                       WRC Media Inc.,

                                          by /s/
                                             ---------------------------
                                             Name:  Charles Laurey
                                             Title:  Secretary